Boston Private Bank & Trust Company
CONDENSED BALANCE SHEETS
(Unaudited)
(In Thousands)
	June 30,
	2004	2003
Assets
Cash & Short Term Investments	$35,578	$57,888
Investment Securities	485,225	328,590
Loans Held for Sale	6,068	21,440

Commercial Loans	506,524	447,774
Mortgage Loans	681,775	558,322
Home Equity & Other Loans	50,867	47,396

Total Loans	1,239,166	1,053,492
Less: Allowance for Loan Losses	(15,043)	(12,803)

Net Loans	1,224,123	1,040,689
Other Assets	47,923	31,485

Total Assets	$1,798,917	$1,480,092

Liabilities & Shareholder’s Equity
Demand deposits	$212,255	$177,460
NOW accounts	178,089	197,842
Savings & Money Market	864,797	634,411
Certificates of Deposit	115,076	111,982

Total Deposits	1,370,217	1,121,695
Borrowings	306,999	249,116
Other Liabilities	13,186	9,403

Total Liabilities	1,690,402	1,380,214
Shareholder’s Equity	108,515	99,878

Total Liabilities & Shareholder’s Equity	$1,798,917	$1,480,092

Boston Private Bank & Trust Company
CONDENSED STATEMENTS OF INCOME
(Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2004	2003
Interest Income	$34,761	$33,100
Interest Expense	11,134	10,312

Net Interest Income	23,627	22,788
Provision for Loan Losses	1,100	1,009

Net Interest Income after Provision	22,527	21,779
Investment Management Fees	5,721	4,799
Banking Fees and Other Income	1,563	4,125
Operating Expenses	20,379	19,077

Income Before Income Taxes	9,432	11,626
Income Taxes	2,202	5,146

Net Income	$7,230	$6,480

Boston Private Bank & Trust Company
SELECTED FINANCIAL DATA
(Unaudited)
($ In Thousands)

	Six Months Ended June 30,
	2004	2003
Average Assets Under Management	$1,955,000	$1,693,000
Return on Average Assets	0.83%	0.91%
Return on Average Equity	13.31%	13.49%
Net Interest Margin	3.02%	3.44%
Total Fees and Other Income / Revenues	23.56%	28.14%
Allowance for Loan Losses / Total Loans	1.22%	1.22%